GRAPHON CORPORATION

                           UNIT SUBSCRIPTION AGREEMENT
                                  COMMON STOCK
                                  AND WARRANTS


           UNIT SUBSCRIPTION AGREEMENT (the "Agreement") dated as of February 2, 2005 among GRAPHON CORPORATION, a Delaware corporation (the "Company"), and the persons who execute this Agreement as investors (the "Investors").

Background: The Company desires to sell to the Investors, and the Investors desire to purchase, an aggregate of 148,148 shares of Series A Stock of the Company (the "Shares") in Units with 5-year warrants, in substantially the form attached hereto as Exhibit 1A, exercisable to purchase an aggregate of 74,074 shares of Series B Stock of the Company (the "Warrant Shares") at $40.00 per share (the "Series B Warrants"), all for an aggregate price of $3,999,996. The Shares are convertible into an aggregate of 14,814,800 shares of Common Stock. The Warrant Shares will be convertible into an aggregate of 7,407,400 shares of Common Stock. The Series B Warrants are convertible under certain circumstances into 5-year warrants, in substantially the form attached hereto as Exhibit 1B, exercisable to purchase an aggregate of 7,407,400 shares of Common Stock at $0.40 per share (the "Exchange Warrants"). The proceeds are necessary for the proposed acquisition by the Company of Network Engineering Software, Inc. ("NES") and the development and continuance of the business of the Company and each of its Subsidiaries.

Certain Definitions:

      "Acquisition" shall mean the acquisition by the Company of NES substantially in accordance with the terms set forth in the Agreement and Plan of Merger and Reorganization, dated December 3, 2004, (the "Reorganization Agreement").

      "Action" has the meaning set forth in Section 2.10.

      "Agreement" has the meaning set forth in the Preamble.

      "Blue Sky Laws" has the meaning set forth in Section 2.7(b).

      "Certificate of Amendment" has the meaning set forth in Section 2.2(b)(i).

      "Certificate of Incorporation" has the meaning set forth in Section
2.2(a).

      "Closing" and "Closing Date" have the meanings set forth in Section 1.2.

      "Common Stock" shall mean stock of the Company of any class (however designated) whether now or hereafter authorized, which generally has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage, including the Company's Common Stock, $.0001 par value per share.

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      "Company" includes the Company and any corporation or other entity that shall succeed to or assume, directly or indirectly, the obligations of the Company hereunder. The term "corporation" shall include an association, joint stock company, business trust, limited liability company or other similar organization.

      "Company Disclosure Letter" means the disclosure letter delivered to the Investors prior to the execution of this Agreement, which letter is incorporated in this Agreement.

      "Contemplated Transactions" has the meaning set forth in Section 2.1(b).

      "Exchange Act" has the meaning set forth in Section 2.7(b).

      "Exchange Warrants" has the meaning set forth in Background.

      "Existing Investor Rights Agreement" means the Investor Rights Agreement, dated as of January 29, 2004, by and among the Company and the investors party thereto.

      "Existing Warrants" means 5-year warrants, dated January 29, 2004, exercisable to purchase an aggregate of 2,500,000 shares of Common Stock at $0.33 per share, issued pursuant to that certain Unit Subscription Agreement, dated as of January 29, 2004, among the Company and the investors party thereto and the warrants of similar tenor, currently exercisable to purchase 720,000 shares, held by the Griffin Holders.

      "Financial Advisory Agreement" has the meaning set forth in Section
1.3(b).

      "Financial Statements" has the meaning set forth in Section 2.9(g).

      "Form 10-K Financial Statements" has the meaning set forth in Section 2.9(d).

      "Governmental Body" has the meaning set forth in Section 2.7(b).

      "Griffin" has the meaning set forth in Section 2.6.

      "Griffin Holders" means Griffin and certain other persons to whom Griffin transferred Existing Warrants, who are also parties to the Waiver.

      "Griffin Agreement" means the agreement, dated January 8, 2005, between Griffin and the Company, in form previously provided and acceptable to counsel for the Investors governing compensation of Griffin.

      "Hirschman" has the meaning set forth in Section 1.3(b).

      "Investor Rights Agreement" has the meaning set forth in Section 1.3(a).

      "Investors" has the meaning set forth in the Preamble.

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      "June 30 Form 10-Q Financial Statements" has the meaning set forth in
           Section 2.9(e).

      "Legal Fee" has the meaning set forth in Section 6.9.

      "Legal Requirement" has the meaning set forth in Section 2.8.

      "Loss" has the meaning set forth in Section 5.2(b).

      "March 31 Form 10-Q Financial Statements" has the meaning set forth in
Section 2.9(f).

      "Material Adverse Change" shall mean a material adverse change in the business, financial condition, results of operation, properties or operations of the Company and its Subsidiaries taken as a whole.

      "Material Adverse Effect" has the meaning set forth in Section 2.1(a).

      "Material Agreements" has the meaning set forth in Section 2.8.

      "NES" has the meaning set forth in Background.

      "Ordinary Course of Business" has the meaning set forth in Section 2.11.

      "Own" means own beneficially, as that term is defined in the rules and regulations of the SEC.

      "Person" means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.

      "Proposal" has the meaning set forth in Section 2.2(b)(i).

      "Proprietary Assets" has the meaning set forth in Section 2.12.

      "Proxy Statement" has the meaning set forth in Section 2.2(b)(i).

      "Purchased Shares" has the meaning set forth in Section 1.1(a).

      "Purchased Warrants" has the meaning set forth in Section 1.1(a).

      "Required Stockholder Approval" has the meaning set forth in Section 2.2(b)(i).

      "SEC" means the Securities and Exchange Commission.

      "SEC Documents" has the meaning set forth in Section 2.9(a).

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      "Securities" has the meaning set forth in Section 1.1(a).

      "Securities Act" has the meaning set forth in Section 2.5.

      "September 30 Form 10-Q Financial Statements" has the meaning set forth in
Section 2.9(g).

      "Series A Stock" means the Series A Participating Convertible Preferred Stock, par value $.01 per share, of the Company, having the terms set forth in
Exhibit 1C hereto.

      "Series B Stock" means the Series B Participating Convertible Preferred Stock, par value $.01 per share, of the Company, having the terms set forth in
Exhibit 1C hereto.

      "Series B Warrants" has the meaning set forth in Background.

      "Shares" has the meaning set forth in Background.

      "Stockholders Meeting" has the meaning set forth in Section 2.2(b)(i).

      "Subsidiary" shall mean, immediately prior to the Closing, any corporation of which stock or other interest having ordinary power to elect a majority of the Board of Directors (or other governing body) of such entity (regardless of whether or not at the time stock or interests of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is, immediately prior to the Closing, directly or indirectly owned by the Company or by one or more Subsidiaries. For purposes of clarity, the definition of Subsidiary shall not include NES for any purpose.

      "Transaction Documents" means the Agreement, the Financial
Advisory Agreement, the Purchased Warrants and the Investor
Rights Agreement.

      "Transfer Agent" has the meaning set forth in Section 1.2(b).

      "Underlying Shares" shall mean the shares of Common Stock issued or from time to time issuable upon (a) conversion of (i) the Shares or (ii) the Series B Stock issuable upon exercise of the Series B Warrants, and (b) exercise of the Exchange Warrants.

      "Unit" shall mean (i) one (1) Share and (ii) one Series B Warrant to purchase one half (0.5) of a Warrant Share.

           In consideration of the mutual covenants contained herein, the parties agree as follows:

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

           1. Purchase and Sale of Stock.

                1.1. Sale and Issuance of Securities. (a) The Company shall sell to the Investors and the Investors shall purchase from the Company, 148,148 Units (the "Units") at a price per Unit equal to $27.00, or an aggregate of (x) 148,148 Shares (the "Purchased Shares") and (y) Series B Warrants to purchase an aggregate of 74,074 Warrant Shares (the "Purchased Warrants" and, collectively with the Purchased Shares, the "Securities"), for an aggregate purchase price of $3,999,996.00.

                (b) The number of Purchased Shares and Purchased Warrants to be purchased by each Investor from the Company is set forth on Schedule 1.1(b) hereto, subject to acceptance, in whole or in part, by the Company.

                1.2. Closing. The closing (the "Closing") of the purchase and sale of the Securities hereunder shall take place within three (3) days of the date of this Agreement or such other date within fifteen (15) business days of this Agreement as agreed to by the Company and Hirschman (the "Closing Date"). The Closing shall take place at the offices of Hahn & Hessen LLP, the Investors' counsel, in New York, New York, or at such other location as is mutually acceptable to the Investors and the Company, subject to fulfillment of the conditions of closing set forth in the Agreement. At the Closing:

                     (a) each Investor purchasing Securities at the Closing shall deliver to the Company or its designees by wire transfer or such other method of payment as the Company shall approve, an amount equal to the purchase price of the Securities purchased by such Investor hereunder, as set forth opposite such Investor's name on the signature pages hereof;

                     (b) the Company shall authorize its transfer agent (the "Transfer Agent") to arrange delivery to each Investor of one or more stock certificates registered in the name of the Investor, or in such nominee name(s) as designated by the Investor in writing, representing the number of Purchased Shares set forth opposite such Investors named on Schedule 1.1(b); and

                     (c) the Company shall issue and deliver to each Investor the number of Purchased Warrants set forth opposite such Investors named on Schedule 1.1(b).

                1.3. Investors' Conditions of Closing. The obligation of the Investors to complete the purchase of the Securities at the Closing is subject to fulfillment of the following conditions:

                     (a) the Company shall execute and deliver an Investor Rights Agreement, dated the Closing Date, in the form attached as
           Exhibit 2, with respect to the Purchased Shares and the Underlying Shares (the "Investor Rights Agreement");

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

                     (b) the Company and Orin Hirschman ("Hirschman") shall execute and deliver an amendment to the existing Financial Advisory Agreement, dated January 29, 2004, in the form attached as Exhibit 3 (the "Financial Advisory Agreement Amendment");

                     (c) the Company shall cause to be delivered to the Investors an Opinion of Counsel, dated the Closing Date and reasonably satisfactory to counsel for the Investors, with respect to the matters set forth on Exhibit 4;

                     (d) the representation and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (to the extent such representations and warranties speak as of a later date) as of such later date as though made on and as of the Closing Date, and the Company shall have performed in all material respects all covenants and other obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                     (e) the absence of a Material Adverse Change from the date of this Agreement up to, and including, the Closing Date;

                     (f) the Company shall have executed and delivered all other documents reasonably requested by counsel for the Investors that are necessary to complete the contemplated transactions;

                     (g) All Securities delivered at the Closing shall have any necessary stock transfer tax stamps (purchased at the expense of the Company) affixed;

                     (h) the Company shall pay the Investors' expenses to the extent set forth in Section 6.9 hereof;

                     (i) the Company shall deliver to the Investors a certified copy of its Certificate of Incorporation, as amended, and by-laws and a Certificate of Good Standing from the Secretary of State of the State of Delaware;

                     (j) the Company, Hirschman and Griffin (as defined in
           Section 2.6) shall have entered into an agreement regarding the fees owed by the Company to Griffin and Hirschman.

                     (k) the Acquisition shall have been completed;

                     (l) the Company shall have received a waiver of preemptive rights and antidilution rights and related acknowledgments from each holder of Existing Warrants pursuant to the Existing Investor Rights Agreement and the Existing Warrants with respect to all Securities issued hereunder in the form attached hereto as Exhibit 6 (the "Waiver");

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

                     (m) the executive officers and members of the Board of Directors of the Company shall have executed and delivered the Voting Agreement in the form attached hereto as Exhibit 7 (the "Voting Agreement"); and

                     (n) the Investors shall have received a certificate signed on behalf of the Company by the President and Secretary of the Company, in such capacities, to the effect that all covenants and other obligations required to be performed by the Company at a prior to the Closing Date under this Agreement shall have been performed in all material respects (the "Closing Certificate").

                1.4. Company's Condition of Closing. The obligation of the Company to complete the sale of the Securities at the Closing is subject to fulfillment of the following conditions:

                     (a) The Investors shall execute and deliver the Investor Rights Agreement.

                     (b) The Company shall have received the Waiver, executed by each holder of Existing Warrants.

           2. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, each of the Investors as follows:

                2.1. Corporate Organization; Authority; Due Authorization.

                     (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or lease its properties as and in the places where such business is conducted and to carry on its business as conducted and (iii) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a material adverse effect on the operations, assets, liabilities, financial condition or business of the Company (a "Material Adverse Effect"). Set forth in the Company Disclosure Letter is a complete and correct list of all Subsidiaries. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

                     (b) The Company (i) has the requisite corporate power and authority to execute, deliver and perform the Griffin Agreement, the Waiver, this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and
           (ii) has been authorized by all necessary corporate action to execute, deliver and perform the Griffin Agreement, the Waiver, this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). Each of the Griffin Agreement, the


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

           Waiver, this Agreement and the other Transaction Documents is a valid and binding obligation of the Company enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity). Each of the Exchange Warrants, when issued upon conversion of the Series B Warrants, will be a valid and binding obligation of the Company enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

                2.2. Capitalization; Authorization of Additional Shares of Common Stock.

                     (a) Current Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 45,000,000 shares of Common Stock, $.0001 par value, of which 21,716,765 shares of Common Stock are outstanding and (ii) 5,000,000 shares of Preferred Stock, $.01 par value, of which no shares are outstanding. All outstanding shares were issued in compliance with all applicable Federal and state securities laws, and the issuance of such shares was duly authorized. Except as contemplated by this Agreement or as set forth in the Company Disclosure Letter, there are (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (ii) no preemptive rights contained in the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), By-Laws of the Company or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company (other than as set forth in the Investor Rights Agreement, including without limitation the Securities and the Underlying Shares, and (iii) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights. Except as set forth in the Company Disclosure Letter, none of the shares of Common Stock are subject to any stockholders' agreement, voting trust agreement or similar arrangement or understanding. Except as set forth in the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. With respect to each Subsidiary, (i) all the issued and outstanding shares of the Subsidiary's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) except as disclosed in the Company Disclosure Letter, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary's capital stock or any such options, rights,


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

           convertible securities or obligations. Except as disclosed in the Company Disclosure Letter, the Company owns 100% of the outstanding equity of each Subsidiary.

                     (b) Amendment to Certificate of Incorporation; Proxy Statement; Stockholders Meeting.

                     (i) The Board of Directors of the Company has approved an amendment to the Certificate of Incorporation authorizing the issuance of additional shares of Common Stock, which, if ratified by the Company's stockholders, would enable the Company to be in compliance with the covenant set forth in Section 5.1(c) below (the "Certificate of Amendment"). In furtherance thereof, as promptly as possible, but in no event later than 15 business days following the date of this Agreement, the Company shall take all action necessary to call a meeting of its stockholders (together with any adjournments or postponements thereof, the "Stockholders Meeting"), other than actions with respect to the preparation and filing of any Proxy Statement (as defined below) for such meeting, for the purpose of seeking the requisite stockholder approval (the "Required Stockholder Approval") of the Certificate of Amendment and for all matters to be voted upon incident thereto (collectively, the "Proposal"). In connection therewith, the Company will promptly prepare and file with the SEC proxy materials (including one or more proxy statements (as amended or supplemented, the "Proxy Statement") and form of proxy) for use at the Stockholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the stockholders of the Company. The Company will comply with Section 14(a) of the Exchange Act and the rules promulgated thereunder in relation to any proxy statement and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any statement that, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Stockholders Meeting or the subject matter thereof which has become false or misleading. If the Company should discover at any time prior to the Closing Date any event relating to the Company or any of its Subsidiaries or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company's obligations under the Exchange Act, the Company will promptly inform its stockholders thereof.

                     (ii) Subject to its fiduciary obligations under applicable law (as determined in good faith by the Company's Board of Directors,


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

           after having taken into account the written advice of the Company's outside counsel), the Company's Board of Directors shall recommend to the Company's stockholders (and not revoke or amend such recommendation) that the stockholders vote in favor of the Proposal and shall cause the Company to take all commercially reasonable action to solicit the Required Stockholder Approval. Whether or not the Company's Board of Directors determines at any time after the date hereof that, due to its fiduciary duties, it must revoke or amend its recommendation to the Company's stockholders, the Company is required to, and will take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action necessary to convene the Stockholders Meeting as promptly as practicable to consider and vote upon the approval of the Proposal.

                     (iii)In the event that (x) the Company does not file the Proxy Statement within 15 business days following the date of this Agreement, (y) the Company fails to use its best efforts to cause the Stockholders Meeting to take place within 90 days following the date of this Agreement, or (z) the Company's Board of Directors has withdrawn or modified its recommendation to its stockholders pursuant to the provisions of Section 2.2(b)(ii), the Company shall pay to each Investor a cash penalty equal to 25% of the aggregate amount invested by such Investor at the Closing; provided, however, that, with respect to clause (y) above, no such penalty shall apply in the event that a delay beyond the 90th day arises out of review by the SEC as long as the Company continues to use its best efforts to cause the Stockholders Meeting to take place as soon as practicable.

                2.3. Validity of Securities. The issuance of the Securities has been duly authorized by all necessary corporate action on the part of the Company and, when issued to, delivered to, and paid for by the Investors in accordance with this Agreement, the Purchased Shares will be validly issued, fully paid and non-assessable.

                2.4. Underlying Shares. The issuance of (a) the Underlying Shares upon conversion of the Shares or the Series B Stock or exercise of the Exchange Warrants and (ii) the Warrant Shares upon exercise of the Purchased Warrants has been duly authorized. At all times prior to such exercise, the Series B Stock and, to the extent authorized under the Certificate of Incorporation, the Underlying Shares, will have been duly reserved for issuance upon such exercise and, in each case, when so issued, will be validly issued, fully paid and non-assessable.

                2.5. Private Offering. Neither the Company nor anyone acting on its behalf has within the last 12 months issued, sold or offered any security of the Company (including, without limitation, any Common Stock or warrants of similar tenor to the Purchased Warrants) to any Person under circumstances that would cause the issuance and sale of the Securities, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Company agrees that neither the Company nor anyone acting on its behalf will offer the Securities or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Securities subject to the registration requirements of Section 5 of the Securities Act.

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

                2.6. Brokers and Finders. Except as set forth in the Company Disclosure Letter or in this Section 2.6, neither the Company, nor any of its officers, directors, employees or stockholders, has employed any broker or finder. Pursuant to the Griffin Agreement, the Company shall pay to Griffin Securities, Inc. ("Griffin") a fee consisting of $50,000 in cash and warrants in substantially the same form as the Series B Warrants
      (A) to purchase an aggregate of 14,815 shares of Series A Stock at $27.00 per share and (B) to purchase an aggregate of 7,407 shares of Series B Stock at $40.00 per share; and Griffin shall be a party to the Investor Rights Agreement.


                2.7. No Conflict; Required Filings and Consents.

                     (a) The execution, delivery and performance of the Griffin Agreement, the Waiver, this Agreement and the other Transaction Documents by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, (i) conflict with or violate the Certificate of Incorporation (as to be amended by the Certificate of Amendment) or By-Laws of the Company or its Subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or of any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or of any of its Subsidiaries or any property or asset of the Company or of any of its Subsidiaries is bound or affected; except, in the case of clauses
           (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of any of the Contemplated Transactions in any material respect or otherwise prevent the Company from performing its obligations under the Griffin Agreement, the Waiver, this Agreement or any of the other Transaction Documents in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect.

                     (b) The execution and delivery of the Griffin Agreement, the Waiver, this Agreement and the other Transaction Documents by the Company do not, and the performance of the Griffin Agreement, the Waiver, this Agreement and the other Transaction Documents and the consummation by the Company of the Contemplated Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body (as hereinafter defined) except for the filing of a Form D with the Securities and


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

           Exchange Commission and the filing of the Proxy Statement and the filing of a Form 8-K and other applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any state securities or "blue sky" laws ("Blue Sky Laws"), any approval required by applicable rules of the markets in which the Company's securities are traded and any required filing of the Voting Agreement with the appropriate Governmental Body. For purposes of this Agreement, "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal). Without limitation on the foregoing, the consummation of the Contemplated Transactions, with the exception of the Acquisition, does not require the approval of The Nasdaq Stock Market (or any related regulatory body) or, other than the Required Stockholder Approval, the stockholders of the Company.

                2.8. Compliance. Except as set forth in the Company Disclosure Letter, neither the Company nor any Subsidiary is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or such Subsidiary or by which any property or asset of the Company or such Subsidiary is bound or affected ("Legal Requirement") or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary or any property or asset of the Company or such Subsidiary is bound or affected (the "Material Agreements"), in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice or communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

                2.9. SEC Documents; Financial Statements.

                     (a) The information contained in the following documents did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, together with any other filings made by the Company with the SEC after the date of this Agreement prior to the Closing Date, collectively, the "SEC Documents"), provided that the representation in this sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Agreement which was superseded by a subsequent SEC Document filed prior to the Closing Date:

                         (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2003;

                         (ii) the Company's definitive Proxy Statement with
                respect to its 2004 Annual Meeting of Stockholders, filed with the Commission on November 24, 2004;

                         (iii) the Company's Quarterly Reports on Form 10-Q for
                the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004; and

                         (iv) The Company's Current Reports on Form 8-K, filed
                with the Commission on February 3, 2004, February 6, 2004, March 4, 2004, May 12, 2004, December 9, 2004 and December 16, 2004.

                     (b) In addition, as of the date of this Agreement and as of the Closing Date, the Company Disclosure Letter, when read together with the information, qualifications and exceptions contained in this Agreement, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made and the time period about which they were made, not misleading.

                     (c) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2000, including, without limitation, the SEC Documents. As of their respective dates, the SEC Documents have complied, and will have complied, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

                     (d) The Company's Annual Report on Form 10-K for the year ended December 31, 2003 includes consolidated balance sheets as of December 31, 2002 and 2003 and consolidated statements of income for the one year periods then ended (collectively, the "Form 10-K Financial Statements").

                     (e) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, includes consolidated balance sheets as of June 30, 2004 and December 31, 2003 and consolidated statements of operations and comprehensive loss for the quarters ended June 30, 2003 and 2004 and the six months ended June 30, 2003 and 2004 (the "June 30 Form 10-Q Financial Statements").

                     (f) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, includes consolidated balance sheets as of March 31, 2004 and December 31, 2003 and consolidated statements of operations and comprehensive loss for the quarters ended March 31, 2003 and 2004, (the "March 31 Form 10-Q Financial Statements").

                     (g) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, includes consolidated balance sheets as of December 31, 2003 and September 30, 2004 and consolidated statements of operations and comprehensive loss for the quarters ended September 30, 2003 and September 30, 2004 and the nine months ended September 30, 2004 and September 30, 2003 (the "September 30 Form 10-Q Financial Statements" and together with the Form 10-K Financial Statements, the March 31 Form 10-Q Financial Statements and the June 30 Form 10-Q Financial Statements, the "Financial Statements").

                     (h) The Financial Statements (including the related notes and schedules thereto and all other financial information included in the SEC Documents) fairly present in all material respects the consolidated financial position, the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

                     (i) Any SEC Documents filed after the date of this Agreement and prior to the Closing Date will not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended.

                2.10.Litigation. Except as set forth in the SEC Documents or the Company Disclosure Letter, there are no claims, actions, suits, investigations, inquiries or proceedings (each, an "Action") pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                2.11.Absence of Certain Changes. Except (i) as specifically contemplated by this Agreement or the Reorganization Agreement and related agreements and the transactions contemplated thereby, or (ii) as set forth in the Company Disclosure Letter, the SEC Documents, or the Financial Statements, since September 30, 2004, there has not been (a) any Material Adverse Change; (b) any return of any capital or other distribution of assets to stockholders of Company (except to Company); (c) except for the Acquisition, any acquisition (by merger, consolidation, acquisition of stock and/or assets or otherwise) of any Person; or (d) any transactions, other than in the ordinary course of business, consistent with past practices and reasonable business operations ("Ordinary Course of Business"), with any of its officers, directors, principal stockholders or employees or any Person affiliated with any of such persons.

                2.12.Proprietary Assets.

                     (a) For purposes of this Agreement, "Proprietary Assets" shall mean all right, title and interest of the Company and the Subsidiaries in and to the following items or types of property: (i) every patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset other than goodwill; and (ii) all licenses and other rights to use or exploit any of the foregoing.

                     (b) Except as set forth in the Company Disclosure Letter, the Company or its Subsidiaries have good, valid and marketable title to each of the Proprietary Assets as owned by it, free and clear of all liens and other encumbrances; has a valid right to use all Proprietary Assets of third parties; and is not obligated to make any payment to any Person for the use of any Proprietary Asset except as set forth in the applicable license agreement. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has developed jointly with any other Person any material Proprietary Asset with respect to which such other Person has any rights.

                     (c) Each of the Company and its Subsidiaries has taken commercially reasonable and customary measures and precautions to protect and maintain the confidentiality and secrecy of all Proprietary Assets of the Company and its Subsidiaries (except Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Proprietary Assets of the Company and its Subsidiaries. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has (other than pursuant to license agreements identified in the Company Disclosure Letter) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Proprietary Asset, (ii) the object code, or any portion or aspect of the object code, of any Proprietary Asset of the Company and its Subsidiaries, except in the ordinary course of its business or (iii) any patent applications (except as required by law).

                     (d) To the knowledge of the Company, (i) none of the Proprietary Assets of the Company and its Subsidiaries infringes or conflicts with any Proprietary Asset owned or used by any other Person; (ii) neither the Company nor any Subsidiary is infringing, misappropriating or making any unlawful use of any Proprietary Asset owned or used by any other Person; and (iii) no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset of the Company or any of its Subsidiaries.

                     (e) Except as set forth in the Company Disclosure Letter, excluding warranty claims received by Company or any of its

           Subsidiaries in the ordinary course of business, there has not been any claim by any customer or other Person alleging that any Proprietary Asset of the Company or any of its Subsidiaries (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company.

                     (f) To the knowledge of the Company, the Proprietary Assets of the Company and its Subsidiaries constitute all the Proprietary Assets necessary to enable the Company and its Subsidiaries to conduct their respective businesses in the manner in which such businesses have been and are being conducted. Except as set forth in the Company Disclosure Letter, (i) neither the Company nor any Subsidiary has licensed any of its Proprietary Assets to any Person on an exclusive, semi-exclusive or royalty-free basis and (ii) neither the Company nor any Subsidiary has entered into any covenant not to compete or contract limiting such entity's ability to exploit fully any of such entity's material Proprietary Assets or to transact business in any material market or geographical area or with any Person.

                     (g) Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has at any time received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person.

                2.13.No Adverse Actions. Except as set forth in the Company Disclosure Letter, there is no existing, pending or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company or any of its Subsidiaries, with any supplier, customer or other Person except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                2.14 Registration Rights. Except as set forth in the Investor Rights Agreement, the SEC Documents, or in the Company Disclosure Letter, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any state securities or blue sky laws.

                2.15.Corporate Documents. The Company's Certificate of Incorporation and Bylaws, each as amended to date and prior to the Closing Date, which have been requested and previously provided to the Investors are true, correct and complete and contain all amendments thereto.

                2.16.Disclosure. No representation or warranty of the Company herein, no exhibit or schedule hereto, and no information contained or referenced in the SEC Documents, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. On or before 9:00 a.m., New York City Time, on the third business day after the Closing Date, the Company shall file a Current Report on Form 8-K describing the material terms of the transactions contemplated by this Agreement, and disclosing such portions of the Griffin Agreement, the Waiver and the other Transaction Documents as contain material nonpublic information with respect to the Company that has not previously been publicly disclosed by the Company, and attaching as an exhibit to such Form 8-K a form of this Agreement. Except for information that may be provided to the Investors pursuant to this Agreement, the Company shall not, and shall use commercially reasonable efforts to cause each of its officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company from and after the filing of such Form 8-K without the express prior consent of such Investor. Notwithstanding the foregoing, this prohibition shall not extend to information received by Hirschman in the normal course of the performance of Hirschman's financial advisory and other services to the Company.

                2.17.Use of Proceeds. The net proceeds received by the Company from the sale of the Securities shall be used by the Company for working capital and general corporate purposes, including without limitation to support the operations, if any, of each of the Subsidiaries.

           3. Representations and Warranties of the Investors. Each Investor represents and warrants to the Company as follows:

                3.1. Authorization. Such Investor (a) has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (b) if applicable has been authorized by all necessary corporate or equivalent action to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the Contemplated Transactions. Each of this Agreement and the other Transaction Documents is a valid and binding obligation of such Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

                3.2. Brokers and Finders. Such Investor has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

           4. Securities Laws.

                4.1. Securities Laws Representations and Covenants of Investors.

                     (a) This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Securities to be received by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that such Investors would constitute an "underwriter" under the Securities Act; provided that this representation and warranty shall not limit the Investor's right to sell the Underlying Shares pursuant to the Investor Rights Agreement or in compliance with an exemption from registration under the Securities Act or the Investor's right to indemnification under this Agreement or the Investor Rights Agreement.

                     (b) Each Investor understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws, on the grounds that the offering and sale of the Securities are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws.

                     (c) Each Investor covenants that, unless the Purchased Shares, the Purchased Warrants, the Exchange Warrants, the Underlying Shares or any other shares of capital stock of the Company received in respect of the foregoing have been registered pursuant to the Investor Rights Agreement being entered into among the Company and the Investors, such Investor will not dispose of such securities unless and until such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (i) such disposition will not require registration under the Securities Act and (ii) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken; provided, however, that an investor may dispose of such securities without providing the opinion referred to above if the Company has been provided with adequate assurance that such disposition has been made in compliance with Rule 144 under the Securities Act (or any similar rule).

                     (d) Each Investor represents that: (i) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor's prospective investment in the Securities; (ii) such Investor has the ability to bear the economic risks of such Investor's prospective investment and can afford the complete loss of such investment; (iii) such Investor has been furnished with and has had access to such information as is in the Company Disclosure Letter together with the opportunity to obtain such additional information as it requested to verify the accuracy of the information supplied; and (iv) such Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by such Investor satisfactorily answered by the Company.

                     (e) Each Investor further represents by execution of this Agreement that such Investor qualifies as an "accredited investor" as such term is defined under Rule 501 promulgated under the Securities Act. Any Investor that is a corporation, a partnership, a limited liability company, a trust or other business entity further represents by execution of this Agreement that it has not been organized for the purpose of purchasing the Securities.

                     (f) By acceptance hereof, each Investor agrees that the Purchased Shares, the Purchased Warrants, the Exchange Warrants, the Underlying Shares and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by such Investor without registration under the Securities Act or an exemption therefrom, and therefore such Investor may be required to hold such securities for an indeterminate period.

                4.2. Legends. All certificates for the Purchased Shares, Purchased Warrants, Exchange Warrants and the Underlying Shares, and each certificate representing any shares of capital stock of the Company received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend:

             "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

           5. Additional Covenants of the Company.

                5.1. Reports, Information, Authorization of Sufficient Shares.

                     (a) The Company shall cooperate with each Investor in supplying such information as may be reasonably requested by such Investor to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption, presently existing or hereafter adopted, from the Securities Act for the sale of any of the Purchased Shares, the Purchased Warrants, the Exchange Warrants, the Underlying Shares and shares of capital stock of the Company received in respect of the foregoing.

                     (b) For so long as an Investor (or the successor or assign of such Investor) holds either Securities or Underlying Shares, the Company shall deliver to such Investor (or the successor or assign of such Investor), contemporaneously with delivery to other holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock.

                     (c) Upon receiving the Required Stockholder Approval and at every time thereafter, the Company shall keep reserved for issuance a sufficient number of authorized but unissued shares of Series B Stock and Common Stock (or other securities into which the Series A Stock or Series B Stock are convertible or for which the Purchased Warrants and Exchange Warrants, respectively, are then exercisable) so that the Shares, the Series B Stock, the Purchased Warrants and the Exchange Warrants may be converted or exercised to purchase Series B Stock or Common Stock, as applicable (or such other securities).

                5.2. Expenses; Indemnification.

                     (a) The Company agrees to pay on each Closing Date and hold the Investors harmless against liability for the payment of, any stamp or similar taxes (including interest and penalties, if any) that may be determined to be payable in respect of the execution and delivery of this Agreement, the issue and sale of any Securities, Series B Stock and Underlying Shares, the expense of preparing and issuing the Securities, Series B Stock and Underlying Shares, the cost of delivering the Securities, Series B Stock and Underlying Shares of each Investor to such Investor's address, insured in accordance with customary practice, and the costs and expenses incurred in the preparation of all certificates and letters on behalf of the Company and of the Company's performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with. Each Investor shall be responsible for its out-of-pocket expenses arising in connection with the Contemplated Transactions, except that, at the Closing, the Company shall pay fees and disbursements of counsel to the Investors as set forth in Section 6.9.

                     (b) The Company hereby agrees and acknowledges that the Investors have been induced to enter into this Agreement and to purchase the Securities hereunder, in part, based upon the representations, warranties and covenants of the Company contained herein. The Company hereby agrees to pay, indemnify and hold harmless the Investors and any director, officer, partner, member, employee or other affiliate of any Investor against all claims, losses and damages resulting from any and all legal or administrative proceedings, including without limitation, reasonable attorneys' fees and expenses incurred in connection therewith (collectively, "Loss"), resulting from a breach by the Company of any representation or warranty of the Company contained herein or the failure of the Company to perform any covenant made herein; provided that the Company's liability under this Section 5.2(b) shall be limited to the aggregate purchase price of the Securities.

                     (c) As soon as reasonably practicable after receipt by an Investor of notice of any Loss in respect of which the Company may be liable under this Section 5.2, the Investor shall give notice thereof to the Company. Each Investor may, at its option, claim indemnity under this Section 5.2 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as counsel for such Investor shall in good faith determine that such claim is not frivolous and that such Investor may be liable or otherwise incur a Loss as a result thereof and shall give notice of such determination to the Company. Each Investor shall permit the Company, at the Company's option and expense, to assume the defense of any such claim by counsel mutually and reasonably satisfactory to the Company and the Investors who are subject to such claim, and to settle or otherwise dispose of the same; provided, however, that each Investor may at all times participate in such defense at such Investor's expense; and provided, further, that the Company shall not, in defense of any such claim, except with the prior written consent of each Investor subject to such claim, (i) consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to each Investor and its affiliates of a release of all liabilities in respect of such claims or (ii) consent to any settlement of such claim. If the Company does not promptly assume the defense of such claim irrespective of whether such inability is due to the inability of the afore-described Investors and the Company to mutually agree as to the choice of counsel, or if any such counsel is unable to represent one or more of the Investors due to a conflict or potential conflict of interest, then an Investor may assume such defense and be entitled to indemnification and prompt reimbursement from the Company for such Investor's costs and expenses incurred in connection therewith, including without limitation, reasonable attorneys' fees and expenses. Such fees and expenses shall be reimbursed to the Investors as soon as practicable after submission of invoices to the Company.

                     (d) The Company shall maintain the effectiveness of the Registration Statement (as defined in the Investor Rights Agreement) under the Securities Act for as long as is required under the Investor Rights Agreement.

           6. Miscellaneous.

                6.1. Entire Agreement; Successors and Assigns. This Agreement and the other Transaction Documents constitute the entire contract between the parties relative to the subject matter hereof and thereof, and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. This Agreement and the other Transaction Documents supersede any previous agreement among the parties with respect to the Securities. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                6.2. Survival of Representations and Warranties. Notwithstanding any right of the Investors fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by any Investor pursuant to such right of investigation, each Investor has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect for one year after the Closing. The covenants of the Company set forth in Section 5 shall remain in effect as set forth therein.

                6.3. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified in Section 6.6 (or as otherwise noticed to the other party). Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.

                6.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                6.5. Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

                6.6. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, delivery by fax (with answer back confirmed), addressed to a party at its address or sent to the fax number shown below or at such other address or fax number as such party may designate by three days advance notice to the other party.

      Any notice to the Investors shall be sent to the addresses set forth on the signature pages hereof, with a copy to:

          Hahn & Hessen LLP
          488 Madison Avenue
          New York, New York 10022
          Attention:  James Kardon
          Fax Number:  (212) 478-7400

      Any notice to the Company shall be sent to:

          GraphOn Corporation
          3130 Winkle Avenue
          Santa Cruz, California 95065
          Attention:  William Swain
          Fax Number:  (831) 475-3017

              with a copy to:

          Cooley Godward LLP

          One Maritime Plaza, 20th Floor
          San Francisco, CA 94111-3580
          Attention: Kenneth Guernsey
          Fax: 415-951-3699

                6.7. Rights of Transferees. Any and all rights and obligations of each of the Investors herein incident to the ownership of Securities or the Underlying Shares shall pass successively to all subsequent transferees of such securities until extinguished pursuant to the terms hereof.

                6.8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

                6.9. Expenses. Irrespective of whether any Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Each Investor shall be responsible for all costs incurred by such Investor in connection with the negotiation, execution, delivery and performance of this Agreement including, but not limited to, legal fees and expenses, except that the Company shall pay at the Closing the reasonable legal fees and expenses of Hahn & Hessen LLP (the "Legal Fee"), as counsel to the Investors, and shall pay additional legal expenses of the Investors relating to this Offering as incurred. Hirschman may, at his option, deduct the Legal Fee from the purchase price paid to the Company for his Securities for payment to Hahn & Hessen LLP.

                6.10.Amendments and Waivers. Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of 75% of the Purchased Shares (not including for this purpose any Purchased Shares that have been sold to the public pursuant to a registration statement under the Securities Act or an exemption therefrom). Any amendment or waiver effected in accordance with this
      Section 6.10 shall be binding upon each holder of any Securities at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.

              [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                 SIGNATURE PAGE
                                       TO
                               GRAPHON CORPORATION
                             SUBSCRIPTION AGREEMENT
                             Dated February 2, 2005



      IF the PURCHASER is an INDIVIDUAL, please complete the following:

      IN WITNESS WHEREOF, the undersigned has executed this Agreement this 2nd day of February, 2005.


Amount of Subscription:
$                                   ___________________________________
 -----------
                                    Print Name

Number of Units to be Purchased:
           , including              ___[SIGNATURES ON FILE]__________
------------                        ---------------------------------
__________ Purchased Shares and     Signature of Investor
related Purchased Warrants


                                    -----------------------------------
                                    Social Security Number


                                    -----------------------------------
                                    Address and Fax Number


                                    -----------------------------------
                                    E-mail Address

ACCEPTED AND AGREED:

GRAPHON CORPORATION



By:   /S/ WILLIAM SWAIN
   ----------------------------
Dated: February 2, 2005

                                 SIGNATURE PAGE
                                       TO
                               GRAPHON CORPORATION
                             SUBSCRIPTION AGREEMENT
                             Dated February 2, 2005

      IF the INTERESTS will be held as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY, please complete the following:

      IN WITNESS WHEREOF, the undersigned has executed this Agreement this 2nd day of February, 2005.

Amount of Subscription:             ___________________________________
$                                   Print Name of Purchaser
 -----------

Number of Units to be Purchased:    ___[SIGNATURES ON FILE]__________
                                    ---------------------------------
           , including              Signature of a Purchaser
_____________ Purchased Shares and
related Purchased Warrants
                                    -----------------------------------
                                    Social Security Number

                                    -----------------------------------
                                    Print Name of Spouse or Other
                                    Purchaser

                                    -----------------------------------
                                    Signature of Spouse or Other
                                    Purchaser

                                    -----------------------------------
                                    Social Security Number

                                    -----------------------------------
                                    Address

                                    -----------------------------------
                                    Fax Number

                                    ------------------------------------
                                    E-mail Address
ACCEPTED AND AGREED:

GRAPHON CORPORATION


By:   /S/ WILLIAM SWAIN
   ----------------------------
Dated: February 2, 2005

                                 SIGNATURE PAGE
                                       TO
                               GRAPHON CORPORATION
                             SUBSCRIPTION AGREEMENT
                             Dated February 2, 2005

      IF the PURCHASER is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST or OTHER ENTITY, please complete the following:

      IN WITNESS WHEREOF, the undersigned has executed this Agreement this 2nd day of February, 2005.

Number of Units to be Purchased:
           , including
_____________ Purchased Shares and
related Purchased Warrants

                                    ----------------------------------
                                    Print Full Legal Name of Partnership,
                                    Company, Limited Liability
                                    Company, Trust or Other Entity

                                         By: ___[SIGNATURES ON FILE]________
                                                (Authorized Signatory)
                                    Name:
                                    --------------------------------
                                    Title:
                                    ---------------------------------
                                    Address and Fax Number:

                                    -----------------------------------

                                    Taxpayer Identification Number: ----------
           Date and State of Incorporation or Organization:
                                                            ------------------
           Date on which Taxable Year Ends:
                                            ------------------------------

                                    E-mail Address:  ------------------------

ACCEPTED AND AGREED:

GRAPHON CORPORATION

By:   /S/ WILLIAM SWAIN
   ---------------------
Dated: February 2, 2005

                                 Schedule 1.1(b)

                                   INVESTORS

Name                          Purchased    Purchased       Total
                                Shares      Warrants     Purchase
                                                           Price
---------------------------------------------------------------------
Hershel Berkowitz
                             6,667        3,333         $180,009
---------------------------------------------------------------------
Paul Packer                  3,704        1,852         $100,008
---------------------------------------------------------------------
Globis Capital Partners      11,111       5,555         $299,997
---------------------------------------------------------------------
Globis Overseas Fund Ltd.    3,704        1,852         $100,008
---------------------------------------------------------------------
Richard Grossman             1,852        926           $50,004
---------------------------------------------------------------------
Joshua Hirsch                1,852        926           $50,004
---------------------------------------------------------------------
James Kardon                   589        294           $15,903
---------------------------------------------------------------------
AIGH Investment Partners,
LLC                          30,368       15,184        $819,936
---------------------------------------------------------------------
IDT Capital, Inc.            37,037       18,518        $999,999
---------------------------------------------------------------------
The Hewlett Fund             2,777        1,388         $ 74,979
---------------------------------------------------------------------
Dr. Jack Dodick              5,897        2,948         $159,219
---------------------------------------------------------------------
Spira Family Investment
Partnership                  2,778        1,389         $ 75,006
---------------------------------------------------------------------
Fame Associates              2,778        1,389         $ 75,006
---------------------------------------------------------------------
Cam Co                       9,259        4,629         $249,993
---------------------------------------------------------------------
Anfel Trading Limited        12,962       6,481         $349,974
---------------------------------------------------------------------
Ganot Corporation            5,556        2,778         $150,012
---------------------------------------------------------------------
Mazel D&K, Inc.              7,407        3,703         $199,989
---------------------------------------------------------------------
F. Lyon Polk III               740          370           $19,980
---------------------------------------------------------------------
Paul Tramontano                740          370           $19,980
---------------------------------------------------------------------
SLAM Partners                  370          185           $9,990
---------------------------------------------------------------------
                             148,148      74,070        $3,999,996
---------------------------------------------------------------------

EXHIBITS AND SCHEDULES TO THE UNIT SUBSCRIPTION AGREEMENT



Schedule 1.1(b) Investors
Exhibit 1A:     Form of Purchased Warrants
Exhibit 1B:     Form of Exchange Warrants
Exhibit 1C Form of Certificate of Designations for Series A Stock and Series B Stock
Exhibit 2:      Form of Investor Rights Agreement
Exhibit 3:      Form of Amendment to Financial Advisory Agreement
Exhibit 4:      Legal Opinion
Exhibit 5:      [Reserved]
Exhibit 6:      Waiver
Exhibit 7:      Voting Agreement

Exhibit 1A:          Form of Purchased Warrants

[See Exhibit 4.1 to the Current Report on Form 8-K to which this Unit Subscription Agreement is attached]

Exhibit 1B:          Form of Exchange Warrants

Void after January xx, 2010                                Warrant No. ________



                This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. This Warrant and such shares may not be transferred except upon the conditions specified in this Warrant, and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.



                               GRAPHON CORPORATION

                          COMMON STOCK PURCHASE WARRANT


          GraphOn Corporation (the "Company"), having its principal office at 3130 Winkle Avenue, Santa Cruz, California 95065, hereby certifies that, for value received, _____________, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after _________ __, 2005 and before 5:00 P.M., New York City time, on January__, 2010, or as extended in accordance with the terms hereof (the "Expiration Date"), ______________ fully paid and non-assessable shares of Common Stock of the Company, at the initial Purchase Price per share (as defined below) of $0.40. The number and character of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided herein.

      Background. The Company agreed to issue warrants to purchase an aggregate of 8,148,100 shares of Common Stock (subject to adjustment as provided herein) (the "Warrants"), each Warrant entitling the Holder thereof to purchase one share of Common Stock in exchange for the Series B Participating Convertible Preferred Stock Purchase Warrants issued January __, 2010 in connection with a private placement of the Company's Units (the "January Offering").

          As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          The term "Company" includes the Company and any corporation which shall succeed to or assume the obligations of the Company hereunder. The term "corporation" shall include an association, joint stock company, business trust, limited liability company or other similar organization.

           The term "Common Stock" includes all stock of any class or classes (however designated) of the Company, authorized upon the Original Issue Date or thereafter, the Holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the Holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

           The term "Convertible Securities" means (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities.

           The term "Exchange Act" means the Securities Exchange Act of 1934 as the same shall be in effect at the time.

           "Excluded Stock" shall mean (i) all shares of Common Stock issued or issuable to employees, directors or consultants pursuant to any equity compensation plan that is in effect on the date of this Agreement, (ii) all shares of Common Stock issued or issuable to employees or directors pursuant to any equity compensation approved by the stockholders of the Company after the date of this Agreement, (iii) all shares of Common Stock issued or issuable to employees, directors or consultants in the form of a hiring bonus, (iv) the warrants issued to Griffin Securities Inc. ("Griffin") on the date hereof, (iv) all shares of Common Stock issued or issuable to bona fide leasing companies, strategic partners, or major lenders, (v) all shares of Common Stock issued or issuable as the purchase price in a bona fide acquisition or merger (including reasonable fees paid in connection therewith), or (vi) all shares of Common Stock issued upon conversion or exercise of the Purchased Warrants or other Convertible Securities outstanding on the date hereof.

          "Fair Market Value" of assets or securities (other than Common Stock) shall mean the fair market value as reasonably determined by the Board of Directors of the Company in good faith in accordance with generally accepted accounting principles.

           The term "Holder" means any record owner of Warrants or Underlying Securities.

           The "Original Issue Date" means __________ __, 2005.

           The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

           The term "Purchase Price per share" means $0.40 per share, as adjusted from time to time in accordance with the terms hereof.

           The terms "registered" and "registration" refer to a registration effected by filing a registration statement in compliance with the Securities Act, to permit the disposition of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants, and any post-effective amendments and supplements filed or required to be filed to permit any such disposition.

           The term "Securities Act" means the Securities Act of 1933 as the same shall be in effect at the time.

           The term "Underlying Securities" means any Common Stock or Other Securities issued or issuable upon exercise of Warrants.

           The term "Warrant" means, as applicable, this Warrant or each right as set forth in this Warrant to purchase one share of Common Stock, as adjusted.


           1. Registration, etc. The Holder shall have the rights to registration of Underlying Securities issuable upon exercise of the Warrants that are set forth in the Investor Rights Agreement, dated January __, 2005, between the Company and the Holder (the "Investor Rights Agreement").

           2. Sale or Exercise Without Registration. If, at the time of any exercise, transfer or surrender for exchange of a Warrant or of Underlying Securities previously issued upon the exercise of Warrants, such Warrant or Underlying Securities shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, transfer or exchange, that the Holder or transferee of such Warrant or Underlying Securities, as the case may be, furnish to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act, provided that the disposition thereof shall at all times be within the control of such Holder or transferee, as the case may be, and provided further that nothing contained in this Section 2 shall relieve the Company from complying with any request for registration pursuant to the Investor Rights Agreement.

           3. Exercise of Warrant.

                3.1.Exercise in Full. Subject to the provisions hereof, this Warrant may be exercised in full by the Holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its principal office accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant by the Purchase Price per share, after giving effect to all adjustments through the date of exercise.

                3.2. Partial Exercise. Subject to the provisions hereof, this Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 3.1 except that the amount payable by the Holder upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated by the Holder in the subscription at the end hereof by (b) the Purchase Price per share. Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder in the subscription at the end hereof.

                3.3. Exercise by Surrender of Warrant or Shares of Common Stock. In addition to the method of payment set forth in Sections 3.1 and 3.2 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering shares of Common Stock, this Warrant or other securities issued by the Company in the manner and at the place specified in Section 3.1 as payment of the aggregate Purchase Price per share for the Warrants to be exercised. The number of Warrants or shares of Common Stock to be surrendered in payment of the aggregate Purchase Price for the Warrants to be exercised shall be determined by multiplying the number of Warrants to be exercised by the Purchase Price per share, and then dividing the product thereof by an amount equal to the Market Price (as defined below) . The number of shares of Common Stock or such other securities to be surrendered in payment of the aggregate Purchase Price for the Warrants to be exercised shall be determined in accordance with the preceding sentence as if the other securities had been converted into Common Stock immediately prior to exercise or, in the case the Company has issued other securities which are not convertible into Common Stock, at the Market Price thereof.

                3.4. Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be (i) if the principal trading market for such securities is an exchange, the average of the high reported sale prices per share of Common Stock for the last five previous trading days in which a sale was reported, as officially reported on any consolidated tape, (ii) if the principal market for the Common Stock is the over-the-counter market, the average of the high reported sale prices per share on such trading days as set forth by such market or, (iii) if the Common Stock is not quoted by such over-the-counter market, the average of the average of the mean of the bid and asking prices per share on such trading days as set forth in the National Quotation Bureau sheet listing such securities for such days. Notwithstanding the foregoing, if there is no reported high sale price, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be the average of the high bid and asked prices for such days; and if there is no reported high bid and asked prices, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it or in the event of a dispute of the determination of the Board of Directors of the Company provided in clause
      (b) above, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen by the Company and reasonably acceptable to a majority in interest of the holders of Warrants from a panel of persons qualified by education and training to pass on the matter to be decided.

                3.5. Company to Reaffirm Obligations. The Company will, at the time of any exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, any right to registration of the Underlying Securities) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such Holder any such rights.

                3.6. Certain Exercises. If an exercise of a Warrant or Warrants is to be made in connection with a registered public offering or sale of the Company, such exercise may, at the election of the Holder, be conditioned on the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed effective until the consummation of such transaction.

           4. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three business days thereafter, the Company at its own expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock or Other Securities to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Market Price of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 5 or otherwise.

           5. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time after the Original Issue Date the holders of Common Stock (or, if applicable, Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor

                (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

                (b) any cash paid or payable (including, without limitation, by way of dividend), or

                (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, then, and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 3, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 5 which such Holder would hold on the date of such exercise if on the Original Issue Date such Holder had been the Holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the Original Issue Date to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 5 receivable by such Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 6 and 7 hereof. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, the Purchase Price per share shall be increased, and the number of shares of Common Stock purchasable under this Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

           6. Reorganization, Consolidation, Merger, etc. In case the Company after the Original Issue Date shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Holder of this Warrant, upon the exercise hereof as provided in Section 3 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall be entitled to receive (and the Company shall be entitled to deliver), in lieu of the Underlying Securities issuable upon such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 7 hereof. The Company shall not effect any such reorganization, consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to each Holder the shares of stock, cash, other securities or assets to which, in accordance with the foregoing provisions, each Holder may be entitled to and all other obligations of the Company under this Warrant. In any such case, if necessary, the provisions set forth in this Section 6 with respect to the rights thereafter of the Holders shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any Other Securities or assets thereafter deliverable on the exercise of the Warrants.

           7. Other Adjustments.

                7.1. General. Other than as set forth in Sections 5 and 6, if the Company shall issue any Common Stock other than Excluded Stock for a consideration per share (determined as set forth below) less than the Purchase Price per share in effect immediately prior to the issuance of such Common Stock (the "New Issuance"), the Purchase Price per share in effect immediately prior to each issuance shall forthwith be reduced to a new Purchase Price per share determined by dividing (x) the sum of (I) the consideration received by the Company in such issue less (II) the Fair Market Value of any securities or other assets transferred by the Company in units or otherwise together with such Common Stock ("Additional Assets"), by (y) the number of shares of Common Stock (not including shares issuable upon conversion or exercise of Additional Assets) issued in the New Issuance (the "New Purchase Price"). The number of shares of Common Stock for which this Warrant is exercisable shall be increased to a new number of shares determined by multiplying the number of shares of Common Stock for which this Warrant is exercisable prior to the New Issuance by a fraction, the numerator of which is the Purchase Price per share in effect prior to the New Issuance and the denominator is the New Purchase Price per share.

                7.2. Convertible Securities. (a) In case the Company shall issue or sell any Convertible Securities (including without limitation Additional Assets), other than Excluded Stock, after the date hereof, there shall be determined the price per share for which Common Stock is issuable upon the conversion or exchange thereof, such determination to be made by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the then current aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the maximum number of shares of Common Stock of the Company issuable upon the conversion or exchange of all of such Convertible Securities.

          (b) If the price per share so determined shall be less than the applicable Purchase Price per share, then such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such Convertible Securities shall by their terms provide for an increase or increases or decrease or decreases, with the passage of time, in the amount of additional consideration, if any, to the Company, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Purchase Price per share shall, forthwith upon any such increase or decrease becoming effective, be readjusted to reflect the same, and provided further, that upon the expiration of such rights of conversion or exchange of such Convertible Securities, if any thereof shall not have been exercised, the adjusted Purchase Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were issued or sold upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of all of such Convertible Securities which shall have been converted or exchanged.

                7.3. Rights and Options. (a) In case the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Common Stock, other than Excluded Stock, there shall be determined the price per share for which Common Stock is issuable upon the exercise of such rights or options, such determination to be made by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the then current amount of additional consideration payable to the Company upon the exercise of such rights or options, by (ii) the maximum number of shares of Common Stock of the Company issuable upon the exercise of such rights or options.

           (b) If the price per share so determined shall be less than the applicable Purchase Price per share, then the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such rights or options shall by their terms provide for an increase or increases or decrease or decreases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, the adjusted Purchase Price per share shall, forthwith upon any such increase or decrease becoming effective, be readjusted to reflect the same, and provided, further, that upon the expiration of such rights or options, if any thereof shall not have been exercised, the adjusted Purchase Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

                7.4. Other Securities. If any event occurs as to which the provisions of this Warrant are strictly applicable and the application thereof would not fairly protect the rights of the Holders in accordance with the essential intent and principles of such provisions, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as the Board of Directors, in good faith, determines to be reasonably necessary to protect such rights as aforesaid. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in Sections 5, 6 and 7, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and the Purchase Price per share shall be adjusted in such manner as the Board of Directors, in good faith, determines to be equitable in the circumstances. In furtherance and not in limitation of the foregoing, if any event occurs of the type contemplated by Section 7 but not expressly provided for by such Section (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights or arrangements with equity features), then the Company's Board of Directors shall make an appropriate adjustment in the

      Purchase Price per share and the number of shares of Common Stock or Other Securities issuable upon the exercise of a Warrant so as to protect the rights of the Holders of such Warrants. No adjustment made pursuant to this Section 7 shall increase the Purchase Price per share or decrease the number of shares of Common Stock or Other Securities issuable upon exercise of the Warrants.

           8. Further Assurances. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding.

           9. Officer's Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, and the number of shares of Common Stock outstanding or deemed to be outstanding, including a statement of: (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold; (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding; and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to each Holder.

           10. Notices of Record Date, etc. In the event of

                (a) any taking by the Company of a record of its stockholders for the purpose of determining the stockholders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                (c) any proposed issue or grant by the Company of any Common Stock, Convertible Securities or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of the Warrants), then and in each such event the Company will mail or cause to be mailed to each

Holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the Holders of record of Underlying Securities shall be entitled to exchange their shares of Underlying Securities for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date therein specified.

           11. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants.

           12. Listing on Securities Exchanges; Registration; Issuance of Certain Securities.

           12.1.In furtherance and not in limitation of any other provision of this Warrant, if the Company at any time shall list any Common Stock on any national securities exchange or Nasdaq, the Company will, at its expense, simultaneously list on such exchange or Nasdaq, upon official notice of issuance upon the exercise of the Warrants, and maintain such listing of all shares of Common Stock from time to time issuable upon the exercise of the Warrants; and the Company will so list on any national securities exchange or Nasdaq, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on such national securities exchange or Nasdaq by the Company.

           12.2.The Company shall not issue any (a) Convertible Securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on the Market Price or any other determination of the market price or value of the Company's securities or any other market based or contingent standard, such as so-called "toxic" or "death spiral" convertible securities; provided, however, that this prohibition shall not include Convertible Securities or similar securities the conversion or exercise price or conversion rate of which is fixed on the date of issuance or subject to adjustment based upon the issuance by the Company of additional securities, including without limitation, standard anti-dilution adjustment provisions which are not based on calculations of the Market Price or other variable valuations; and provided, further, that in no event shall this provision be deemed to prohibit the transactions contemplated in the January Offering; or (b) any preferred stock, debt instruments or similar securities or investment instruments providing for (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest or similar payments other than dividends, interest or similar payments computed on an annual basis and not in excess, directly or indirectly, of the lesser of a rate equal to (A) twice the interest rate on 10 year US Treasury Notes and (B) 20%.

           13. Exchange of Warrants. Subject to the provisions of Section 2 hereof, upon surrender for exchange of any Warrant, properly endorsed, to the Company, as soon as practicable (and in any event within three business days) the Company at its own expense will issue and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

           14. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

           15. Warrant Agent. The Company may, by written notice to each Holder of a Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing Common Stock (or Other Securities) upon the exercise of the Warrants pursuant to Section 3, exchanging Warrants pursuant to Section 13, and replacing Warrants pursuant to Section 14, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

           16. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

           17. Negotiability, etc. Subject to Section 2 above, this Warrant is issued upon the following terms, to all of which each Holder or owner hereof by the taking hereof consents and agrees:

                (a) subject to the provisions hereof, title to this Warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

                (b) subject to the foregoing, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

                (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

           18. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company.

           19. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holders of outstanding Warrants to purchase a majority of the shares of common Stock underlying all the outstanding Warrants. This Warrant is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

           20. Assignability. Subject to Section 2 hereof, this Warrant is fully assignable at any time.


Dated: __________ __, 2005

                               GRAPHON CORPORATION



                               By:________________________________
                                  Name:
                                  Title:





Attest:___________________________

                        FORM OF SUBSCRIPTION
            (To be signed only upon exercise of Warrant)

To: GRAPHON CORPORATION

         The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, shares of Common Stock of GraphOn Corporation, and herewith makes payment therefor:

         (i) of $ * or

         (ii) by surrender of the number of Warrants included in the within Warrant required for full exercise pursuant to Section 3.3 of the Warrant, and requests that the certificates for such shares be issued in the name of, and delivered to, ___________________, whose address is _______________________.
Dated:


                              ----------------------------------------
                              (Signature must conform in all
                              respects to name of Holder as
                              specified on the face of the Warrant)


                              ________________________________________
                              (Address)


* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                               FORM OF ASSIGNMENT

           (To be signed only upon transfer of Warrant)

         For value received, the undersigned hereby sells, assigns and transfers unto _________________________ the right represented by the within Warrant to purchase _________ of Common Stock of GraphOn Corporation to which the within Warrant relates, and appoints ______________________________ Attorney to transfer such right on the books of GraphOn Corporation with full power of substitution in the premises. The Warrant being transferred hereby is one of the Warrants issued by GraphOn Corporation as of __________ __, 2005 to purchase an aggregate of 600,000 shares of Common Stock.

Dated:_______________

                               ----------------------------------
                              (Signature must conform in all
                              respects to name of Holder as
                              specified on the face of the Warrant)


                               -----------------------------------
                                 (Address)


------------------------------------
Signature guaranteed by a Bank or Trust
Company having its principal office in
New York City or by a Member Firm of the New York or American Stock Exchange

Exhibit 1C      Form of Certificate of Designations for Series A
Stock and Series B Stock

[See Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2005

Exhibit 2:      Form of Investor Rights Agreement

[See Exhibit 4.2 to the Current Report on Form 8-K to which this Unit Subscription Agreement is attached]

Exhibit 3:      Form of Amendment to Financial Advisory Agreement

[See Exhibit 10.2 to the Current Report on Form 8-K to which this Unit Subscription Agreement is attached]

Exhibit 4:      Legal Opinion


1. The Company is a corporation incorporated and validly existing and in good standing under the laws of the State of Delaware.

2. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

3. The Company has the corporate power to execute and deliver the Transaction Documents, to sell and issue the Securities under the Subscription Agreement, to issue the Series B Stock upon exercise of the Purchased Warrants, to issue the Underlying Shares upon conversion of the Shares or Series B Stock or upon exercise of the Exchange Warrants, and to carry out and perform its obligations under the terms of the Transaction Documents.

4. The authorized capital stock of the Company consists of 45,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

5. The Shares issued under the Subscription Agreement are validly issued, fully paid and nonassessable and free of any preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of the Company, or, to our knowledge, in any Material Agreement, except as specifically provided in the Subscription Agreement or in the Company Disclosure Letter. The shares of Series B Stock issuable upon exercise of the Purchased Warrants have been duly and validly reserved and, when issued in accordance with the Purchased Warrants, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of the Company, or, to our knowledge, in any Material Agreement, except as specifically provided in the Agreement or in the Company Disclosure Letter. Assuming the Required Stockholder Approval is obtained and the Certificate of Amendment is accepted for filing with the Secretary of State of the State of Delaware, the Underlying Shares, when issued upon conversion of the Shares or the Series B Shares or upon exercise of the Exchange Warrants, will be validly issued, fully paid and nonassessable.

6. All corporate action on the part of the Company, its board of directors and its stockholders necessary for the authorization, execution and delivery of the Transaction Documents by the Company, the authorization, sale and issuance of the Securities, the issuance of the Series B Stock upon exercise of the Purchased Warrants, the performance by the Company of its obligations under the Transaction Documents and, assuming the Required Stockholder Approval is obtained and the Certificate of Amendment is accepted for filing with the Secretary of State of the State of Delaware, the authorization of the Underlying Shares, has been taken. Each of the Transaction Documents has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as rights to indemnity and contribution under the Transaction Documents may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles, and to limitations on the enforceability of waivers of rights to jury trials and limitations on availability of equitable relief, including specific performance.

7. The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations under the Transaction Documents to be performed on or prior to the Closing, and the issuance of the Securities do not violate any provision of the Certificate of Incorporation or Bylaws or any provision of any applicable federal or state law, rule or regulation known to us to be customarily applicable to transactions of this nature. The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations under the Transaction Documents, and the issuance of the Securities do not violate, or constitute a default under, any Material Agreement.

8. With your consent based solely on a certificate of an officer of the Company as to factual matters, the Company is not, and immediately after giving effect to the sale of the Securities in accordance with the Transaction Documents and the application of the proceeds as described in Section 2.17 of the Subscription Agreement will not be required, to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

9. Subject to the accuracy of the Investors' representations in Sections 3 and 4 of the Agreement, the issuance of the Securities in conformity with the terms of the Agreement and, if issued to the Investors at the Closing, the issuance of the Series B Stock upon exercise of the Purchased Warrants in conformity with the terms thereof, and the issuance of the Underlying Shares upon conversion of the Shares or Series B Stock or upon exercise of the Exchange Warrants in conformity with the terms thereof, constitute transactions exempt from the registration requirements of
      Section 5 of the Securities Act of 1933, as amended.

Exhibit 5:      [Reserved]

Exhibit 6:      Waiver

                          WAIVER, CONSENT AND AMENDMENT
                             GRAPHON WARRANT HOLDERS

      This WAIVER, CONSENT AND AMENDMENT (this "Waiver") is being executed and delivered as of the 2nd day of February, 2005, by and among GraphOn Corporation, a Delaware corporation ("GraphOn") and the investors listed on Exhibit A hereto (collectively, the "Investors"), who hold 5-year warrants, dated January 29, 2004, exercisable to purchase an aggregate of 2,500,000 shares of common stock, $.0001 par value per share of GraphOn (the "Common Stock"), at $0.33 per share (the "Warrants") that were issued pursuant to that certain Unit Subscription Agreement, dated as of January 29, 2004, among GraphOn and the Investors (or their legal predecessors in interest) party thereto (the "Unit Subscription Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Warrants.

      WHEREAS, as contemplated by Section 1.3(a) of the Unit Subscription Agreement, the Investors (or their legal predecessors in interest) and GraphOn entered into the Investor Rights Agreement, dated as of January 29, 2004 (the "Investor Rights Agreement");

      WHEREAS, pursuant to Sections 7.1, 7.2 and 7.3 of the Warrants, respectively, an adjustment to the Purchase Price is required in the event of the issuance by GraphOn of (i) Common Stock for a price per share (as calculated in accordance with the provisions of Section 7.1 of the Warrants) that is less than the Purchase Price of $.33 (the "Purchase Price") payable by the Investors,
(ii) Convertible Securities at a price per share of Common Stock issuable upon the conversion thereof (as calculated in accordance with the provisions of Section 7.2 of the Warrants) less than the Purchase Price and (iii) rights to purchase Common Stock for total consideration at a price per share of Common Stock issuable upon the conversion thereof (as calculated in accordance with the provisions of Section 7.3 of the Warrants) less than the Purchase Price, (such adjustment, the "Antidilution Protection");

      WHEREAS, pursuant to Section 10 of the Investor Rights Agreement, the proposed issuance by GraphOn of Common Stock, Convertible Securities or certain rights to purchase Convertible Securities on any occasion subsequent thereto entitles the Investors to purchase a number of shares of Common Stock or Convertible Securities in proportion to their respective Proportionate Percentages (as defined therein), to be issued on the terms set forth for the proposed issuance thereof (such entitlement of the Investors, the "Preemptive Rights");

      WHEREAS, Griffin Securities, Inc. ("Griffin") and certain affiliates of Griffin listed on Exhibit B hereto (collectively with Griffin, the "Griffin Holders"), hold warrants in substantially the same form as the Warrants, exercisable to purchase an aggregate of 250,000 shares of Common Stock at $.33 per share and 470,000 at $.23 per share, (the "Griffin Warrants");

      WHEREAS, GraphOn presently anticipates entering into an additional Unit

Subscription Agreement (the "Subsequent Unit Subscription Agreement") providing for the sale by GraphOn of an aggregate of 148,148 shares of Series A Participating Convertible Preferred Stock of GraphOn (the "Series A Shares") in units with 5-year warrants, exercisable to purchase an aggregate of up to 74,074 shares of Series B Participating Convertible Preferred Stock of GraphOn at $40.00 per share (the "Series B Warrants"), all for an aggregate price of $3,999,996 pursuant to agreements in the form provided herewith to the Investors (the "Subsequent Offering");

      WHEREAS, among the transactions contemplated as part of the Subsequent Offering (as described in Section 2.6 of the Subsequent Unit Subscription Agreement), GraphOn plans to issue to Griffin warrants to purchase an aggregate of up to 14,814 shares of Series A Participating Convertible Preferred Stock of GraphOn and up to 7,407 shares of Series B Participating Convertible Preferred Stock of GraphOn (the "Griffin Warrants", and such issuance of the Griffin Warrants, the "Griffin Issuance");

      WHEREAS, the Convertible Securities to be purchased pursuant to the Subsequent Offering and to be issued pursuant to the Griffin Issuance are potentially convertible into shares of Common Stock at prices per share (as calculated in accordance with the provisions of Sections 7.1, 7.2 and 7.3 of the Warrants) that are or may be lower than the Purchase Price paid by the Investors, thereby triggering the Antidilution Protection;

      WHEREAS, GraphOn anticipates that it may issue up to 500,000 additional shares of Common Stock in payment of certain fees and expenses of NES incurred prior to or in connection with the Acquisition and in settlement of disputes related to NES, which securities may be deemed sold at prices lower than the Purchase Price, thereby triggering the Antidilution Protection (the "Expense Shares" and such issuances of Expense Shares, the "Expense Issuances");

      WHEREAS, the transactions that comprise the Subsequent Offering, the Griffin Issuance and the Expense Issuances also trigger the Preemptive Rights of the Investors;

      WHEREAS, the Subsequent Offering will benefit the Investors by attracting additional investors to invest in securities of GraphOn, thereby aiding the overall financial condition of GraphOn, in which the Investors have a significant interest as shareholders thereof;

      WHEREAS, GraphOn will, simultaneously with the Subsequent Offering, issue 10,000,000 shares of its Common Stock (the "Acquisition Shares") in connection with the Acquisition (as defined in the Subsequent Unit Subscription Agreement), including 1,750,000 shares to be issued to affiliates of Sierra Patent Group ("Sierra") in payment of fees owed by NES to Sierra, and such shares constitute Excluded Stock, as defined in the Warrants and the Investor Rights Agreement, and do not trigger the Preemptive Rights or the Antidilution Protection; and

      WHEREAS, GraphOn seeks, and the Investors are willing to provide, a waiver of the Preemptive Rights and the Antidilution Protection, and GraphOn and the Investors wish to waive the Preemptive Rights for the Subsequent Offering and the Griffin Issuance, on the terms set forth in this Waiver.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

      1. Waiver and Consent Concerning Preemptive Rights. Each of the Investors hereby irrevocably waives, pursuant to Section 14(a) of the Investor Rights Agreement, such Investor's Preemptive Rights with respect to the issuance of (i) Series A Shares and Series B Warrants in connection with the Subsequent Offering, (ii) the Griffin Warrants, (iii) the Acquisition Shares, (iv) the Expense Issuances (provided that in the case of each Expense Issuance, such waiver in respect of such Expense Issuance is separately approved in writing by Investors owning an aggregate of at least 1,250,000 Warrants) and (v) any other Convertible Securities and any Common Stock issued or issuable upon exercise, conversion or exchange of the Series A Shares, the Series B Warrants and the Griffin Warrants. Each of the Investors hereby irrevocably consents, pursuant to
Section 14(a) of the Investor Rights Agreement, to the waiver by each of the Investors that is provided for by this Section 1.

      2. Waiver of Antidilution Protection. Each of the Investors hereby irrevocably waives, pursuant to Section 19 of the Warrant, such Investor's Antidilution Protection with respect to the issuance of (i) Series A Shares and Series B Warrants in connection with the Subsequent Offering, (ii) the Griffin Warrants, (iii) the Acquisition Shares, (iv) the Expense Issuances (provided that in the case of each Expense Issuance, such waiver in respect of such Expense Issuance is separately approved in writing by Investors owning an aggregate of at least 1,250,000 Warrants) and (v) any other Convertible Securities and any Common Stock issued or issuable upon exercise, conversion or exchange of the Series A Shares, the Series B Warrants and the Griffin Warrants at the prices specified in the Subsequent Unit Subscription Agreement and the Griffin Warrants, respectively, and agrees that the Purchase Price shall not be adjusted as a result of the Subsequent Offering or the Griffin Issuance.

      3. Acknowledgement by Investors. Each of the Investors hereby acknowledges that the restrictions contained in Section 12.2 of the Warrants and Section 11 of the Investor Rights Agreement, prohibiting GraphOn's issuance of certain Convertible Securities and other specific types of securities as described further therein (the "Prohibition"), are not violated or invoked in any manner by the Subsequent Offering or the Griffin Issuance. Each of the Investors and GraphOn hereby agrees that the Prohibition, as set forth in each of the Warrants and the Investor Rights Agreement, shall be amended to read in full as follows:

      "Issuance of Certain Securities. The Company shall not issue any (a) Convertible Securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on any determination of the market price or other value of the Company's securities or any other market based or contingent standard, such as so-called "toxic" or "death spiral" convertible securities; provided, however, that this prohibition shall not include Convertible Securities or similar securities the conversion or exercise price or conversion rate of which is (i) fixed on the date of issuance, (ii) subject to adjustment as a result of or in connection with a business combination or similar transaction or (iii) subject to adjustment based upon the issuance by the Company of additional securities, including without limitation, standard anti-dilution adjustment provisions which are not based on calculations of market price or other variable valuations; and provided, further, that in no event shall this provision be deemed to prohibit the transactions contemplated in the Unit Subscription Agreement; (b) any preferred stock, debt instruments or similar securities or investment instruments providing for
      (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest or similar payments other than dividends, interest or similar payments computed on an annual basis and not in excess, directly or indirectly, of the lesser of a rate equal to (A) twice the interest rate on 10 year US Treasury Notes and
      (B) 20%."

      4. Griffin Holders. Each of the Griffin Holders agrees to be bound, as if such Griffin Holder were an Investor, to each of the waivers, acknowledgements, consents, agreements and covenants of the Investors set forth in this Waiver.

      5. Reservation of Rights. Except as specifically provided herein, the Warrants, the Investor Rights Agreement, the Unit Subscription Agreement and all other agreements, instruments and documents executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed. Except as specifically provided herein, the execution, delivery and effectiveness of this Waiver shall not constitute a waiver of any provision of the Warrants, the Investor Rights Agreement, the Unit Subscription Agreement or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

      6. Governing Law. This Waiver shall be governed by and construed and enforced in accordance with the laws of the State of New York.

      7. Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns. This Waiver shall also be binding upon and inure to the benefit of any transferee of any of the Warrants or the Registrable Shares (as defined in the Investor Rights Agreement).

      8. Counterparts. This Waiver may be executed in a number of counterparts, any of which together shall for all purposes constitute one Waiver, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

      IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date first above written.


                                    GRAPHON CORPORATION


                                    By:
                                        -----------------------------

                                    Name:
                                    Title:


                                    INVESTORS:


                                    ----------------------------------
                                    Hershel Berkowitz



                                    ----------------------------------
                                    Paul Packer



                                    GLOBIS CAPITAL PARTNERS


                                    By:
                                        -----------------------------

                                    Name:
                                    Title:



                                    ----------------------------------
                                    Richard Grossman



                                    ----------------------------------
                                    Joshua Hirsch



                                    ----------------------------------
                                    James Kardon

                                    ----------------------------------
                                    Orin Hirschman



                                    ----------------------------------
                                    Anthony Altamura


                                    THE HEWLETT FUND


                                    By:
                                        -----------------------------

                                    Name:
                                    Title:


                                    GRIFFIN HOLDERS:


                                    GRIFFIN SECURITIES, INC.


                                    By:
                                        -----------------------------

                                    Name:
                                    Title:


                                    ----------------------------------
                                    Robert U. Giannini


                                    ----------------------------------
                                    Mark H. Zizzamia


                                    ----------------------------------
                                    Thomas W. Muldowney

                                    ----------------------------------
                                    Salvatore J. Saraceno

Exhibit A

                              SCHEDULE OF INVESTORS

Hershel Berkowitz



Paul Packer



Globis Capital Partners



Richard Grossman



Joshua Hirsch



James Kardon



Orin Hirschman



Anthony Altamura



The Hewlett Fund



Griffin Securities, Inc.

Exhibit B

                           SCHEDULE OF GRIFFIN HOLDERS



Griffin Securities, Inc.



Robert U. Giannini



Mark H. Zizzamia



Thomas W. Muldowney



Salvatore J. Saraceno

Exhibit 7:      Voting Agreement

                                VOTING AGREEMENT

      This Voting Agreement (this "Agreement") is made as of the 2nd day of February, 2005, by and among certain holders, as set forth in Schedule I hereto (the "Management Holders"), of the Common Stock, $.0001 par value per share, (the "Common Stock") of GraphOn Corporation, a Delaware corporation ("GraphOn" or the "Company").

                                    RECITALS

      WHEREAS, it is contemplated that certain investors (collectively the "Investors") are purchasing securities of GraphOn pursuant to a Unit Subscription Agreement dated as of January __, 2005 (the "Unit Subscription Agreement"), which provides, among other matters, for a Stockholders Meeting and approval of the Certificate of Amendment, each as defined in the Unit Subscription Agreement; and

      WHEREAS, the Management Holders have entered into this Agreement regarding the voting of the Common Stock acquired or beneficially owned by any Management Holder, including without limitation any shares of capital stock of the Company that may be issued upon exercise of any rights, warrants or options to purchase, or other securities convertible into, capital stock of GraphOn and any rights, warrants or options to purchase, or other securities convertible into such capital stock (collectively, with the Common Stock, the "GraphOn Securities");

      NOW, THEREFORE, in consideration of the Investors' consummating the transactions contemplated by the Unit Subscription Agreement and other good and valuable consideration, the adequacy of which is hereby affirmed, the parties hereby agree as follows:

      1. EFFECTIVENESS. This Agreement shall be effective as of the date hereof (the "Effective Date").

      2. AGREEMENT TO VOTE. (a) In connection with the Stockholders Meeting, each Management Holder shall vote all of such Management Holder's GraphOn Securities (or grant or withhold approval or consent) in favor of the Certificate of Amendment.

           (b) Each Management Holder shall be present, in person or by proxy, at the Stockholders Meeting and any adjournments thereof so that all GraphOn Securities owned of record or beneficially owned by such Management Holder may be counted for the purpose of determining the presence of a quorum.

      3. AFFILIATES. In the event any Affiliate of a Management Holder acquires any Common Stock during the term of this Agreement, such Management Holder agrees to use its best efforts to cause such Affiliate to become a party to this Agreement. For purposes of this Agreement, an "Affiliate" of a Management Holder shall be a person that controls, is controlled by or is under common control with such Management Holder.

      4. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the earlier to occur of (a) the sale or transfer to third parties not affiliated with the Investors of more than 50% of the Common Stock beneficially owned by the Investors as of the date hereof, and (b) the approval of the Certificate of Amendment.

      5. REPRESENTATIONS OF THE MANAGEMENT HOLDERS. Each Management Holder hereby represents and warrants that such Management Holder (a) owns beneficially and has the right to vote the Common Stock set forth opposite such Management Holder's name on Schedule I, (b) such Management Holder has full power to enter into this Agreement, and (c) such Management Holder will not take any action inconsistent with the purposes and provisions of this Agreement.

      6. ENFORCEABILITY; REMEDIES; EXPENSES. Each Management Holder, in such person's capacity as a stockholder, shall take any and all actions necessary for the enforceability of this Agreement under Delaware law, including without limitation making or causing the Company to make all necessary filings or actions, if any, required by applicable Delaware corporate law. Each Management Holder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms including, without limitation, the right to entry of restraining orders and injunctions, whether preliminary, mandatory, temporary, or permanent, against a violation, threatened or actual, and whether or not continuing, of such obligation, without the necessity of showing any particular injury or damage, and without the posting of any bond or other security, it being acknowledged and agreed that any such breach or threatened breach would cause immediate and irreparable injury and that money damages alone would not provide an adequate remedy. The Investors shall be third party beneficiaries of this Agreement with the right to enforce it in accordance with its terms. Without limitation on the other remedies of the Investors, the Management Holders shall bear all of the Investors' expenses, including reasonable legal fees and expenses, incurred in connection with the enforcement of this Agreement.

      7. GENERAL PROVISIONS.

           (a) All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

           (b) This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract made and to be performed in Delaware.

           (c) This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

           (d) If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of the Agreement, and this Agreement shall continue in all respects to be valid and enforceable.

           (e) Whenever the context of this Agreement shall so require, the use of the singular number shall include the plural and the use of any gender shall include all genders.

                            [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.




                               ----------------------------------------
                               Robert Dilworth




                               ----------------------------------------
                               August Klein




                               ----------------------------------------
                               Michael Volker




                               ----------------------------------------
                               Gordon M. Watson




                               ----------------------------------------
                               William Swain

                                   SCHEDULE I

                               Management Holders

Name and Address              Shares of Common Stock        Common Stock
                                                          Underlying Options
Robert Dilworth                     53,820                     440,000
c/o GraphOn Corporation
3130 Winkle Avenue
Santa Cruz, CA 95065

August Klein                       150,760                     135,000
c/o GraphOn Corporation
3130 Winkle Avenue
Santa Cruz, CA 95065

Michael Volker                     106,200                     100,000
c/o GraphOn Corporation
3130 Winkle Avenue
Santa Cruz, CA 95065

Gordon M. Watson                     0                         120,000
c/o GraphOn Corporation
3130 Winkle Avenue
Santa Cruz, CA 95065

William Swain                     15,000                       420,000
c/o GraphOn Corporation
3130 Winkle Avenue
Santa Cruz, CA 95065